SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                      ___________________


                           FORM 8-K

                        CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 18,
                                                  1997


                        WORLD AIRWAYS, INC.
        (Exact name of registrant as specified in charter)


Delaware                  0-26582                94-1358276
(State or other         (Commission             (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)

 13873 Park Center Road, Suite 490, Herndon, Virginia   20171
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:
(703) 834-9200

ITEM 2. Acquisition or Disposition of Assets.

        On September 18, 1997, WorldCorp, Inc., a Delaware corporation ("WorldCorp"), consummated the sale of 3,227,000 shares (the "Shares") of common stock of World Airways, Inc. ("World Airways") to World Airways. The Shares were purchased by World Airways for total consideration of $24.7 million or $7.65 per Share. A copy of the press release announcing the completion of the sale of the Shares is attached hereto as Exhibit 99.1.

ITEM 7.  EXHIBITS

(a)      Financial Statements of Businesses Acquired

         Not Applicable

(b)      Pro Forma Financial Information

         On August 26, 1997, World Airways completed a private offering, issuing $50.0 million of 8% convertible senior subordinated debentures (the "Debentures") due 2004 (the "Offering"). The Debentures are unsecured obligations, convertible into shares of the Company's common stock, at a conversion price of $8.90 per share, and subordinated to all present and future senior indebtedness of the Company. Net proceeds from the Offering approximated $48.5 million and would be used by the Company to: 1) repurchase approximately 4.0 million shares of its common stock, 2) repay certain indebtedness, and 3) increase working capital for general corporate purposes.

     As expected, the Company repaid approximately $4.0 million of indebtedness in conjunction with the net proceeds from the Offering. In addition, the Company repurchased 3,227,000 shares of its common stock from its largest shareholder, WorldCorp, for approximately $24.7 million on September 18, 1997.

     The following unaudited condensed pro forma income statements for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to the Offering, the $4.0 million repayment of indebtedness, and the repurchase of the Company's common stock as if they were completed on January 1, 1996. The following unaudited condensed pro forma balance sheet gives effect to the Offering, the $4.0 million repayment of indebtedness, and the repurchase of the Company's common stock as if they were completed on June 30, 1997.

                  UNAUDITED CONDENSED PRO FORMA
                        INCOME STATEMENTS
          (dollars in thousands, except per share data)

                   For the Year Ended      For the six months
                   December 31, 1996       ended June 30, 1997

                   Actual    Pro forma   Actual     Pro forma

Operating revenues:
 Flight operations $ 296,930 $ 296,930   $ 158,484  $ 158,484
Flight operations
  subcontracted to
  others              11,726    11,726       1,943      1,943
Other                    931       931         249        249
Total operating
   revenues          309,587   309,587     160,676    160,676

Operating expenses
 Flight               71,121    71,121      33,114     33,114
Maintenance           60,462    60,462      34,595     34,595
Aircraft costs        85,227    85,227      49,379     49,379
Fuel                  19,255    19,255       5,703      5,703
Flight operations
  subcontracted
  to others           12,932    12,932       2,249      2,249
Promotions, sales
  and commissions      6,236     6,236       4,663      4,663
Depreciation and
  amortization         8,032     8,032       4,331      4,331
General and
  administrative      24,677    24,677      13,808     13,808
 Total operating
    expenses         287,942   287,942     147,842    147,842

Operating income      21,645    21,645      12,834     12,834

Other income
 (expense)
 Interest expense     (3,529)   (6,975)(a)  (2,046)    (3,856)(b)
 Interest income       1,230     1,230         338        338
 Other,  net            (314)     (314)       (110)      (110)
  Total other expense (2,613)   (6,059)     (1,818)    (3,628)

Earnings from
 continuing operations
 before income taxes  19,032    15,586      11,016      9,206

Income tax expense      (679)     (607)       (350)      (312)

Earnings from
 continuing
 operations          $18,353   $14,979     $10,666     $8,894
                     =======   =======     =======     ======
Earnings per
 share(c)

Primary:
 Continuing
 operations          $ 1.55     $ 1.74      $ 0.95     $ 1.11

 Weighted average
  common and
  common stock
  equivalent
  shares
  outstanding      11,805,947   8,627,750  11,233,677  8,006,677

Fully diluted:
 Continuing
 operations          $ 1.55     $ 1.33      $ 0.95     $ 0.80

 Weighted average
  common and
  common stock
  equivalent
  shares
  outstanding      11,806,468  14,246,248  11,236,281  13,627,259

                  UNAUDITED CONDENSED PRO FORMA
                         BALANCE SHEET
                     (dollars in thousands)

                                        At June 30, 1997
                                     Actual       Pro forma

 Cash and cash equivalents
  and restricted short-term
  investments                     $   8,270       $   28,071(d)
Other current assets                 25,188           25,188
 Total current assets                33,458           53,259

 Net equipment and property          73,147           73,147
 Long-term operating deposits        15,965           15,965
 Other long-term assets               5,099            6,649(e)
  Total assets                   $  127,669       $  149,020

 Notes payable and current
  maturities of long-term
  obligations                    $   11,694    $   10,494(f)
 Accounts payable                    21,706        21,706
 Accrued maintenance in
  excess of reserves                 16,095        16,095
 Other current liabilities           15,815        15,815
  Total current liabilities          65,310        64,110

 Long-term obligations               29,070        76,308(f)(g)
 Other long-term liabilities         14,393        14,393
  Total liabilities                 108,773       154,811

Common stock                             12            12
Additional paid-in capital           42,522        42,522
Contributed capital                   3,000         3,000
Accumulated deficit                 (18,340)      (18,340)
ESSOP guaranteed bank loan             (461)         (461)
Treasury stock, at cost              (7,837)      (32,524)(h)
Total stockholders'
 equity (deficit)                    18,896        (5,791)

    Total liabilities and
     stockholders' equity
     (deficit)                   $  127,669    $  149,020
 ______________________________

(a) Adjusted for an increase in interest expense ($4.0 million) resulting from the issuance of the Debentures and the amortization of related debt issuance costs, partially offset by the reduction in interest expense resulting from the repayment of certain indebtedness.
(b) Adjusted for an increase in interest expense ($2.0 million) resulting from the issuance of the Debentures and the amortization of related debt issuance costs, partially offset by the reduction in interest expense resulting from the repayment of certain indebtedness.
(c) Adjustments result from pro forma income statement adjustments and the repurchase of 3,227,000 shares of common stock. In addition, weighted average shares outstanding for fully-diluted purposes include assumed conversion of Debentures into 5,617,978 shares of common stock.
(d) Adjusted to reflect the $48.5 million in net proceeds received by the Company, the $4.0 million repayment of certain indebtedness, and the repurchase of common stock for $24.7 million.
(e) Adjusted to reflect debt issuance costs.
(f) Adjusted for $4.0 million repayment of certain indebtedness.
(g) Adjusted for issuance of $50.0 million of Debentures.
(h) Adjusted for repurchase of common stock for $24.7 million.


(c)      Exhibits

         Exhibit 99.1 Press Release dated September 18, 1997.

                           SIGNATURE



     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   WORLD AIRWAYS, INC.

                                   /s/Russell L. Ray, Jr.
                                   Name:  Russell L. Ray, Jr.
                                   Title: President and Chief
                                          Executive Officer


Date:  October 2, 1997

                           INDEX TO EXHIBITS

99.1        Press Release, dated September 18, 1997.